Delta Apparel Announces Increase in Stock Repurchase Program

GREENVILLE, SC-August 18, 2011-Delta Apparel, Inc. (NYSE Amex: DLA), an international designer, marketer and manufacturer of branded activewear apparel, announced today that the Board of Directors has approved a $5 million increase in the Company's Stock Repurchase Program, bringing the total authorization to $20 million. This marks the fourth increase since the inception of the program in November 2000. Over this period, the Company has spent $11.9 million under the Stock Repurchase Program, buying back 1.2 million shares at an average price of $9.74. In fiscal year 2011, the Company spent a total of $2.5 million repurchasing 177 thousand shares at an average of $14.18 per share. As of yesterday, $8.1 million remains available for future stock repurchases pursuant to the Stock Repurchase Program.

Robert W. Humphreys, President and CEO, commented, “Fiscal year 2011 was another strong year for Delta Apparel, Inc., marking our eighth consecutive year of revenue growth and an all-time record earnings for our Company. This expansion of our share repurchase program speaks to both management's and our Board of Director's belief that when market conditions undervalue our stock, one of the better decisions that we can make to both demonstrate our confidence in the future and to build shareholder value is to invest in our own shares. We should be able to pursue this expanded share repurchase program without sacrifice to any of our future growth plans.”

The Company intends to make its stock repurchases in compliance with SEC Rule 10B-18. The timing and the number of shares repurchased will depend upon a variety of factors, such as price, corporate and regulatory requirements, alternative investment opportunities and other market and economic conditions. This program does not require the Company to acquire any specific number of shares and may be modified, suspended, or terminated at management's discretion without notice.

About Delta Apparel, Inc.
Delta Apparel, Inc., along with its operating subsidiaries, M. J. Soffe, LLC, Junkfood Clothing Company, To The Game, LLC, Art Gun, LLC and TCX, LLC, is an international design, marketing, manufacturing, and sourcing company that features a diverse portfolio of lifestyle branded activewear apparel and headwear, and high quality private label programs. The Company specializes in selling casual and athletic products in all distribution tiers and store types, including specialty stores, boutiques, department stores, mid-tier and mass chains. From a niche distribution standpoint, the Company also has strong distribution at college bookstores and the U.S. military. The Company's products are made available direct-to-consumer on its websites at www.soffe.com, www.junkfoodclothing.com, www.saltlife.com and www.deltaapparel.com. Additional products can be viewed at www.2thegame.com and www.thecottonexchange.com. The Company's operations are located throughout the United States, Honduras, El Salvador, and Mexico, and it employs approximately 7,200 people worldwide. Additional information about the Company is available at www.deltaapparelinc.com.

Statements and other information in this press release that are not reported financial results or other historical information are forward-looking statements. These are based on our expectations and are necessarily dependent upon assumptions, estimates and data that we believe are reasonable and accurate but may be incorrect, incomplete or imprecise. Forward-looking statements are also subject to a number of business risks and uncertainties, any of which could cause actual results to differ materially from those set forth in or implied by the forward-looking statements. The risks and uncertainties include, among others, the general U.S. and international economic conditions, including market conditions; the ability to grow, achieve synergies and realize the expected profitability of recent acquisitions; changes in consumer confidence, consumer spending, and demand for apparel products; the ability of our brands and products to meet consumer preferences within the prevailing retail environment; the financial difficulties encountered by our customers and higher credit risk exposure; the ability to obtain and renew our significant license agreements; the competitive conditions in the apparel and textile industries; changes in environmental, tax, trade, employment and other laws and regulations; any restrictions to our ability to borrow capital or obtain financing; the uncertainty of raw material, transportation and energy prices; changes in our information systems related to our business operations; any significant interruptions with our distribution network; changes in the economic, political and social stability at our offshore locations; the relative strength of the United States dollar as against other currencies; and other risks described from time to time in our reports filed with the Securities and Exchange Commission. Accordingly, any forward-looking statements do not purport to be predictions of future events or circumstances and may not be realized. We do not undertake publicly to update or revise the forward-looking statements even if it becomes clear that any projected results will not be realized.

Company Contact:
Deborah Merrill
Chief Financial Officer
(864) 232-5200 x6620

Investor Relations Contact:
Brendon Frey
ICR, Inc.
(203) 682-8200